UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

Dear Fellow Stockholder,	August 25, 2022

On behalf of the Board of Directors and management of Sonnet BioTherapeutics Holdings, Inc. (“we”, “us” and “our”), a Delaware corporation, you are invited to attend a Special Meeting of Stockholders (the “Special Meeting”) to be held on September 15, 2022 at 9:00 A.M. Eastern Time virtually via the Internet at www.viewproxy.com/SONNSM/2022/VM.

Details of the business to be conducted at the Special Meeting are described in this proxy statement.

Your vote is important. Regardless of whether you plan to attend the Special Meeting virtually, please read the accompanying proxy statement and then submit your proxy to vote by Internet, telephone or mail as promptly as possible. Returning your proxy will help us assure that a quorum will be present at the Special Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the virtual Special Meeting may vote during the virtual meeting, even if he or she has previously submitted a proxy. Please refer to your proxy card for voting instructions. Submitting your proxy promptly may save us additional expense in soliciting proxies and will ensure that your shares are represented at the Special Meeting.

Our Board of Directors has unanimously approved the proposals set forth in the proxy statement and recommends that you vote in favor of each such proposal.

Sincerely,

/s/ Pankaj Mohan, Ph.D.
PANKAJ MOHAN, PH.D.
Chief Executive Officer and Chairman of the Board

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

888-596-1881

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

SPECIAL MEETING OF STOCKHOLDERS

Date and Time	September 15, 2022 at 9:00 A.M., Eastern Time.

Place	Solely virtual via the Internet at www.viewproxy.com/SONNSM/2022/VM.

Items of Business	1. Adoption and approval of an amendment to our certificate of incorporation, as amended (the “Charter”), to effect a reverse stock split of our issued and outstanding shares of Common Stock, par value $0.0001 per share (the “Common Stock”) and shares of Common Stock held by us in treasury, at a specific ratio, ranging from one-for-two (1:2) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Board without further approval or authorization of our stockholders (the “Reverse Split”); and

2. Approval of the adjournment of the Special Meeting to the extent there are insufficient proxies at the Special Meeting to approve the Reverse Split proposal.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Special Meeting at the time and on the date specified above or at any time and date to which the Special Meeting may be properly adjourned or postponed.

Record Date	August 17, 2022 (the “Record Date”). Only stockholders of record holding shares of our Common Stock, Series 3 Convertible Preferred Stock, par value $0.0001 per share (the “Series 3 Preferred Stock”), and Series 4 Convertible Preferred Stock, par value $0.0001 per share (the “Series 4 Preferred Stock”), as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.

Meeting Admission	You are invited to virtually attend the Special Meeting if you are a stockholder of record or a beneficial owner of shares of our Common Stock, Series 3 Preferred Stock or Series 4 Preferred Stock as of the Record Date.

Availability of Proxy Materials	Our proxy materials are also available on the internet at: proxyvote.com.

Voting	If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the proxy card. Whether or not you expect to attend virtually, we urge you to submit your proxy to vote your shares as promptly as possible by following the instructions on your proxy card so that your shares may be represented and voted at the Special Meeting. Your vote is very important.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Pankaj Mohan, Ph.D.
Princeton, New Jersey	PANKAJ MOHAN, PH.D.
August 25, 2022	Chief Executive Officer and Chairman of the Board of Directors

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Sonnet BioTherapeutics Holdings, Inc. (the “Company,” “we,” “us,” or “our”), for use at the upcoming Special Meeting of Stockholders including any adjournment or postponement thereof (the “Special Meeting”). We are planning to hold the Special Meeting virtually via the Internet on September 15, 2022 at 9:00 A.M. Eastern Time, or at such other time and place to which the Special Meeting may be adjourned or postponed. In order to attend our Special Meeting, you must log in to www.viewproxy.com/SONNSM/2022/VM using the password provided to you after registration. Attendees will need to register prior to the meeting in order to receive access to the meeting. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.0001 per share (the “Common Stock”), holders of our Series 3 Convertible Preferred Stock, par value $0.0001 per share (“Series 3 Preferred Stock”), and holders of our Series 4 Convertible Preferred Stock , par value $0.0001 per share (“Series 4 Preferred Stock”, and together with the Series 3 Preferred Stock, the “Preferred Stock”).

This proxy statement, the enclosed proxy card and a copy of our annual report are first being mailed on or about August 25, 2022 to stockholders entitled to vote as of the close of business on August 17, 2022 (the “Record Date”). These proxy materials contain instructions on how to access this proxy statement and our annual report online at: proxyvote.com, and how to submit your proxy to vote via the internet, telephone and/or mail.

Voting

The specific proposals to be considered and acted upon at our Special Meeting are each described in this proxy statement. Only stockholders holding shares of Common Stock, Series 3 Preferred Stock and Series 4 Preferred Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were (i) 60,587,905 shares of Common Stock issued and outstanding, (ii) 22,275 shares of Series 3 Preferred Stock issued and outstanding, and (iii) 225 shares of Series 4 Preferred Stock issued and outstanding. Holders of record of shares of Common Stock have the right to vote on all matters brought before the Special Meeting. Holders of record of shares of Preferred Stock have the right to vote only on the Reverse Stock Split Proposal (as defined herein). Holders of Common Stock and Preferred Stock will vote on the Reverse Stock Split Proposal as a single class.

Each holder of record of our Common Stock is entitled to one vote per share of Common Stock on each matter to be acted upon at the Special Meeting.

Each holder of record of our Series 3 Preferred Stock is entitled to 343.6426 votes per share of Series 3 Preferred Stock, calculated by dividing the stated value of $100 per share of the Series 3 Preferred Stock by $0.291 per share, which is the conversion price of the Series 3 Preferred Stock. The holders of record of our Series 3 Preferred Stock are entitled to vote only on the Reverse Stock Split Proposal.

Each holder of record of our Series 4 Preferred Stock is entitled to 250,000,000 votes per share of Series 4 Preferred Stock, or an aggregate of 56,250,000,000 votes for all of the issued and outstanding shares of Series 4 Preferred Stock as of the Record Date; provided, that, such shares of Series 4 Preferred Stock shall, to the extent cast on the Reverse Stock Split Proposal, be automatically and without further action of the holders thereof voted in the same proportions as shares of Common Stock and Series 3 Preferred Stock are voted on the Reverse Stock Split Proposal (excluding any shares of Common Stock and Series 3 Preferred Stock that affirmatively abstain or are otherwise not voted). As an example, if the holders of 50.5% of the outstanding Common Stock and Series 3 Preferred Stock voted at the Special Meeting are voted for the Reverse Stock Split Proposal, 50.5% of the votes cast by the holders of the Series 4 Preferred Stock shall be cast for the Reverse Stock Split Proposal. The holders of record of our Series 4 Preferred Stock are entitled to vote only on the Reverse Stock Split Proposal.

Quorum

In order for any business to be conducted at the Special Meeting the holders of one-third of the voting power of the shares of the capital stock of the Company issued and outstanding and entitled to vote at the Special Meeting must be represented at the Special Meeting, either in person, by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy. If a quorum is not present at the scheduled time of the Special Meeting, the chairman of the meeting or the stockholders so present, by the affirmative vote of the holders of a majority in voting power of the shares that are present or represented at the Special Meeting and entitled to vote thereon, may adjourn the Special Meeting until a quorum is present. The date, time and place and the means of remote communication, if any, of the adjourned Special Meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjournment is for more than 30 days or a new record date for the adjourned meeting is set, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Special Meeting. An adjournment will have no effect on the business that may be conducted at the Special Meeting.

Required Vote for Approval

No.	Proposal
1.	Adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of our issued and outstanding shares of Common Stock and shares of Common Stock held by us in treasury, at a specific ratio, ranging from one-for-two (1:2) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Board without further approval or authorization of our stockholders (the “Reverse Split” and such proposal is referred to herein as the “Reverse Stock Split Proposal”). The Reverse Stock Split Proposal must be approved by the affirmative (“FOR”) vote of the holders of a majority in voting power of the outstanding shares of Common Stock and Preferred Stock entitled to vote on the Reverse Stock Split Proposal, voting together as a single class. The Series 4 Preferred Stock has 250,000,000 votes per share on the Reverse Stock Split Proposal but such votes must be counted by us in the same proportion as the aggregate shares of Common Stock and Series 3 Preferred Stock voted on the Reverse Stock Split Proposal at the Special Meeting. Shares of Common Stock and Series 3 Preferred Stock that are not represented at the Special Meeting, abstentions and, if the Reverse Stock Split Proposal is deemed to be “non-routine” as described below, broker non-votes with respect to the Reverse Stock Split Proposal will have the same effect as a vote against the Reverse Stock Split Proposal. However, a failure to vote or an abstention will not impact how the Series 4 Preferred Stock is voted because a failure to vote or an abstention is disregarded. Only shares of Common Stock or Series 3 Preferred Stock affirmatively voted against the Reverse Stock Split Proposal will affect the proportion of Series 4 Preferred Stock voted against the Reverse Stock Split Proposal. See “Proposal No. 1 - Practical Effect of Abstentions and Broker Non-Votes” for further discussion.

2	Approval of the Adjournment of the Special Meeting to the Extent There Are Insufficient Proxies at the Special Meeting to Approve Proposal No. 1. To approve the adjournment of the Special Meeting in the event that the number of shares of Common Stock present or represented by proxy at the Special Meeting and voting “FOR” the adoption of Proposal 1 are insufficient. This proposal requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Special Meeting. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting for or against a particular matter by a stockholder who is present, virtually, in person or by proxy, at the Special Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner submits a proxy to vote on at least one “routine” proposal but does not vote on a given proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions regarding such matters, your broker may submit a proxy to vote on “routine” matters but not on “non-routine” matters and such proxy will be deemed a “broker non-vote” with respect to such “non-routine” proposals.

The question of whether your broker or nominee may be permitted to exercise voting discretion with respect to a particular matter depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal in the absence of your instruction. For a proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the shares will be treated as broker non-votes. “Broker non-votes” occur when a broker or other nominee submits a proxy to vote on at least one “routine” proposal and indicates that it does not have, or is not exercising, voting authority on matters deemed “non-routine.” Broker non-votes will not be counted as having been voted on the applicable proposal. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the proposals in this proxy statement, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted. Under the applicable rules governing such brokers, we believe Proposal 1 to approve an amendment to our Charter to effect the Reverse Split is likely to be considered a “routine” item.

Under Delaware law and our Amended and Restated Bylaws (our “Bylaws”), abstentions and, if such proposal is deemed to be “non-routine” as described above, broker non-votes, if any, with respect to Proposal 1 will have the same effect as a vote against such proposals. Abstentions and broker non-votes, if any, with respect to Proposal 2 will not affect the outcome of such proposals. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. Abstention and broker non-votes will be counted for purposes of determining whether there is a quorum present at the Special Meeting.

Voting, Revocation and Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of the Board, with the cost of solicitation borne by us. Solicitation may also be made by our directors and officers without additional compensation for such services. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise.

We have engaged Alliance Advisors LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $7,500 in total. Alliance Advisors LLC will solicit proxies on our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

If your proxy is properly returned to us, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the Reverse Split (in the case of the Series 4 Preferred Stock only, in the same proportions as shares of Common Stock and Series 3 Preferred Stock are voted on the Reverse Stock Split Proposal); (ii) FOR the approval of the adjournment of the Special Meeting to the extent there are insufficient proxies at the Special Meeting to approve Proposal 1; and (iii) at the discretion of the proxy holders, on any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof.

If you have additional questions, need assistance in submitting your proxy or voting your shares of Common Stock or Preferred Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Alliance Advisors LLC.

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

888-596-1881

If you are a stockholder of record, you may revoke or change your proxy at any time before the Special Meeting by filing, with our Chief Financial Officer at Sonnet BioTherapeutics Holdings, Inc., 100 Overlook Center, Suite 102, Princeton, New Jersey 08540, a notice of revocation or another signed proxy with a later date. If you are a stockholder of record, you may also revoke your proxy by attending the Special Meeting and voting. Attendance at the Special Meeting alone will not revoke your proxy.

No Appraisal Rights

Our stockholders have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement and the annual report, as well as the preparation and posting of this proxy statement, the annual report and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by telephone, e-mail or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by e-mail, telephone and mail.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of August 11, 2022 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company’s current directors; (ii) each of the named executive officers; (iii) all of the current executive officers and directors as a group; and (iv) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, the Company believes that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options that are exercisable on or within 60 days after August 11, 2022 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 60,587,905 shares of common stock issued and outstanding as of August 11, 2022 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers, Executive Officers and Directors:
Pankaj Mohan, Ph.D.	1,297,225	(1)	2.1%
Nailesh Bhatt	13,333	(2)	**
Albert Dyrness	14,249	(3)	**
Donald Griffith	91,186	(4)	**
Raghu Rao	8,324	(5)	**
John. K. Cini, Ph.D.	224,067	(6)	**
Jay Cross	78,214	(7)	**
All current executive officers and directors as a group (9 persons)	1,827,566	(8)	3.0%

5% Holders
Hudson Bay Master Fund Ltd.	3,400,000	(9)	5.3%

(*)	Unless otherwise indicated, the address is c/o Sonnet BioTherapeutics, Inc., 100 Overlook Center, Suite 102, Princeton, New Jersey, 08540.

(**)	Less than 1%.

(1)	Includes (i) 930,705 shares of common stock held by the Mohan Family Office, over which Dr. Mohan has shared power to vote and dispose with Swati Mohan, his spouse; (ii) 7,992 shares of common stock held individually by Pankhuri Mohan, Dr. Mohan’s child, over which Dr. Mohan has shared power to vote and dispose with Pankhuri Mohan; and (iii) 4,262 shares of common stock issuable upon exercise of warrants held by the Mohan Family Office, over which Dr. Mohan has shared power to vote and dispose with Swati Mohan, which are exercisable within 60 days of August 11, 2022. Excludes 320,135 restricted stock units, which will be settled in shares of common stock and do not vest within 60 days of August 11, 2022.

(2)	Excludes 14,152 restricted stock units, which will be settled in shares of common stock and do not vest within 60 days of August 11, 2022.

(3)	Includes 1,278 shares of common stock issuable upon exercise of warrants which are exercisable within 60 days of August 11, 2022. Excludes 14,152 restricted stock units, which will be settled in shares of common stock and do not vest within 60 days of August 11, 2022.

(4)	Excludes 15,000 restricted stock units, which will be settled in shares of common stock and do not vest within 60 days of August 11, 2022.

(5)	Includes 106 shares of common stock issuable upon exercise of warrants which are exercisable within 60 days of August 11, 2022. Excludes 14,152 restricted stock units, which will be settled in shares of common stock and do not vest within 60 days of August 11, 2022.

(6)	Excludes 80,034 restricted stock units, which will be settled in shares of common stock and do not vest within 60 days of August 11, 2022.

(7)	Excludes 66,951 restricted stock units, which will be settled in shares of common stock and do not vest within 60 days of August 11, 2022.

(8)	Includes 5,646 shares of common stock issuable upon exercise of warrants which are exercisable within 60 days of August 11, 2022.

(9)	Based on the information provided in the Schedule 13G filed with the SEC on February 3, 2022 by Hudson Bay Capital Management LP (the “Investment Manager”) with respect to itself and Sander Gerber. Hudson Bay Capital Management LP serves as the investment manager to Hudson Bay Master Fund Ltd., in whose name the securities reported herein are held. As such, the Investment Manager may be deemed to be the beneficial owner of all shares of common stock underlying the warrants held by Hudson Bay Master Fund Ltd. Sander Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the Investment Manager. Mr. Gerber disclaims beneficial ownership of these securities. The address for the Investment Manager and Mr. Gerber is 28 Havemeyer Place, 2nd Floor, Greenwich, Connecticut 06830.

PROPOSAL NO.1: ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR CHARTER TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND SHARES OF COMMON STOCK HELD BY THE COMPANY IN TREASURY, AT A SPECIFIC RATIO, RANGING FROM ONE-FOR-TWO (1:2) TO ONE-FOR-FORTY (1:40) AT ANY TIME PRIOR TO THE ONE-YEAR ANNIVERSARY DATE OF THE SPECIAL MEETING, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD

Overview

Our Board has determined that it is advisable and in the best interests of the Company and its stockholders, for us to amend our Charter to authorize our Board to effect a reverse stock split (the “Charter Amendment”) of our issued and outstanding shares of Common Stock and shares of Common Stock held in treasury at a specific ratio, ranging from one-for-two (1:2) to one-for-forty (1:40) (the “Approved Split Ratios”), to be determined by the Board (the “Reverse Split”). A vote for this Proposal 1 will constitute approval of the Reverse Split that, once authorized by the Board and effected by filing the Charter Amendment with the Secretary of State of the State of Delaware, will combine between two and forty shares of our Common Stock into one share of our Common Stock. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our Common Stock issued and outstanding.

Accordingly, stockholders are asked to adopt and approve the Charter Amendment set forth in Appendix A to effect the Reverse Split as set forth in the Charter Amendment, subject to the Board’s determination, in its sole discretion, whether or not to implement the Reverse Split, as well as the specific ratio within the range of the Approved Split Ratios, and provided that the Reverse Split must be effected on or prior to the one-year anniversary date of the Special Meeting. By adopting and approving the Charter Amendment, the stockholders will be deemed to have adopted and approved an amendment to effect the Reverse Split at each of the Approved Split Ratios.

If adopted and approved by our stockholders, the Reverse Split would be applied at an Approved Split Ratio approved by the Board prior to the one-year anniversary date of the Special Meeting. The Charter Amendment setting forth the Approved Split Ratio approved by the Board will be filed with the Delaware Secretary of State and any amendment to effect the Reverse Split at the other Approved Split Ratios not approved by the Board will be abandoned. The Board reserves the right to elect to abandon the Reverse Split at any of the Approved Split Ratios if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders.

Purpose and Rationale for the Reverse Split

Avoid Delisting from the Nasdaq. On October 4, 2021, we received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Common Stock for the last 30 consecutive business days, we are not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market (the “Notice”). We were provided a compliance period of 180 calendar days from the date of the Notice, or until April 4 2022, to regain compliance with the minimum closing bid requirement. On March 21, 2022, we submitted a request to Nasdaq for an additional 180-day extension to regain compliance with the minimum closing bid requirement. On April 6, 2022, we received a letter from Nasdaq advising that we had been granted a 180-day extension to October 3, 2022 to regain compliance. If at any time before October 3, 2022, the closing bid price of our Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period to 20 consecutive business days, Nasdaq will provide written notification that we have achieved compliance with the minimum bid price requirement, and the matter would be resolved. If we do not regain compliance during the compliance period ending October 3, 2022, Nasdaq will provide notice that our Common Stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel.

Failure to approve the Reverse Split may potentially have serious, adverse effects on us and our stockholders. Our Common Stock could be delisted from Nasdaq because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with the minimum bid price requirement. Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Common Stock.

As of August 12, 2022, our Common Stock closed at $0.298 per share on The Nasdaq Capital Market. The Reverse Split, if effected, would likely have the immediate effect of increasing the price of our Common Stock as reported on The Nasdaq Capital Market, therefore reducing the risk that our Common Stock could be delisted from Nasdaq.

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board has approved resolutions proposing the Charter Amendment to effect the Reverse Split and directed that it be submitted to our stockholders for adoption and approval at the Special Meeting.

Management and the Board have considered the potential harm to us and our stockholders should Nasdaq delist our Common Stock from trading. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

Other Effects. The Board also believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our Common Stock and may encourage interest and trading in our Common Stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our Common Stock. The Reverse Split could help increase analyst and broker interest in the Common Stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our Common Stock and have the desired effect of maintaining compliance with Nasdaq.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the Nasdaq minimum bid price requirement. However, the effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our Common Stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our Common Stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is implemented and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding.

The proposed Reverse Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by the proposed Reverse Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

Determination of the Ratio for the Reverse Split

If Proposal 1 is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-two (1:2) to one-for-forty (1:40). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including the historical and projected performance of our Common Stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Split. The Board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of Common Stock issued and outstanding as of August 17, 2022, after completion of the Reverse Split, we will have between 30,293,953 and 1,514,698 shares of Common Stock issued and outstanding, depending on the Approved Split Ratio selected by the Board.

Principal Effects of the Reverse Split

After the effectiveness of the proposed Reverse Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split.

The following table contains approximate number of issued and outstanding shares of Common Stock, and the estimated per share trading price following a 1:2 to 1:40 Reverse Split, without giving effect to any adjustments for fractional shares of Common Stock or the issuance of any derivative securities, as of August 17, 2022. The Reverse Split will not have any impact on the number of shares of Common Stock we are authorized to issue under our Charter.

After Each Reverse Split Ratio

	Current	1:2		1:20		1:40
Common Stock Authorized(1)	125,000,000	125,000,000		125,000,000		125,000,000
Common Stock Issued and Outstanding	60,587,905	30,293,953		3,029,395		1,514,698
Number of Shares of Common Stock Reserved for Issuance	54,876,235	33,237,091	(2)	3,323,709	(2)	1,661,855	(2)
Number of Shares of Common Stock Authorized but Unissued and Unreserved	9,535,860	61,468,956		118,646,896		121,823,447
Price per share, based on the closing price of our Common Stock on August 12, 2022	$0.298	$0.596	(3)	$5.96	(3)	$11.92	(3)

(1)	The Reverse Split will not reduce the number of shares of Common Stock we are authorized to issue under our Charter.
(2)	Includes (i) shares of Common Stock underlying unvested restricted stock units under the 2020 Plan, (iii) shares of Common Stock available for future issuance under the 2020 Plan, (iv) shares of Common Stock issuable upon exercise of outstanding warrants, (v) shares of Common Stock issuable upon conversion of Series 3 Preferred Stock, (vi) shares of Common Stock issuable upon conversion of Series 4 Preferred Stock and (v) shares of Common Stock underlying the Series 3 Warrants.
(3)	The price per share indicated reflects solely the application of the applicable reverse split ratio to the closing price of the Common Stock on August 12, 2022.

After the effective date of the Reverse Split, our Common Stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be reported on Nasdaq under the symbol “SONN”, assuming that we are able to regain compliance with the minimum bid price requirement, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of the following outstanding derivative securities issued by us, in accordance with the Approved Split Ratio (all figures are as of August 17, 2022 and are on a pre-Reverse Split basis), including:

●	51,789,524 shares of Common Stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $1.45 per share;

●	674,185 shares of Common Stock underlying unvested restricted stock units under the 2020 Plan;

●	2,412,526 shares of Common Stock that are available for future issuance under the 2020 Plan;

●	7,654,642 shares of Common Stock issuable upon conversion of Series 3 Preferred Stock;

●	77,323 shares of Common Stock issuable upon conversion of Series 4 Preferred Stock; and

●	3,865,982 shares of Common Stock underlying the Series 3 Warrants with an exercise price of $0.291.

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on Equity Incentive Plans

As of August 17, 2022, we had 674,185 shares of Common Stock underlying unvested restricted stock units under the 2020 Plan and 2,412,526 shares of Common Stock available for issuance under the 2020 Plan. Pursuant to the terms of the 2020 Plan, the Board, or a designated committee thereof, as applicable, will adjust the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the 2020 Plan to equitably reflect the effects of the Reverse Split. The number of shares subject to vesting under restricted stock awards and the number of shares issuable as contingent consideration as part of an acquisition by the Company will be similarly adjusted, subject to our treatment of fractional shares. Furthermore, the number of shares available for future grant under the 2020 Plan will be similarly adjusted.

Background on our Series 3 Preferred Stock and Series 4 Preferred Stock

On August 15, 2022, we closed a preferred stock financing, in which we issued an aggregate of 22,275 shares of Series 3 Preferred Stock and 225 shares of Series 4 Preferred Stock. The shares of Preferred Stock have a stated value of $100 per share and are convertible, following the effective date of the Reverse Split, into an aggregate of 7,654,642 shares of Common Stock with respect to the Series 3 Preferred Stock and into an aggregate of 77,323 shares of Common Stock with respect to the Series 4 Preferred Stock. The terms of the Series 3 Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series 3 Convertible Preferred Stock (the “Series 3 Certificate of Designation”), and the terms of the Series 4 Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series 4 Convertible Preferred Stock (the “Series 4 Certificate of Designation”, and together with the Series 3 Certificate of Designation, the “Certificates of Designation”), each filed with the Secretary of State of the State of Delaware and effective on August 15, 2022.

The shares of Preferred Stock do not have any voting rights except with respect to the Reverse Stock Split Proposal presented at this Special Meeting and at any adjournments or postponements thereof, or otherwise as required by law or as set forth in the Certificates of Designation.

Each holder of record of our Series 3 Preferred Stock is entitled to an aggregate of 343.6426 votes per share of Series 3 Preferred Stock, calculated by dividing the stated value of $100 per share of the Series 3 Preferred Stock by $0.291 per share, which is the Minimum Price as defined in Nasdaq Listing Rule 5635(d) immediately preceding the execution and delivery of the Securities Purchase Agreement, dated August 15, 2022, pursuant to which the Company issued the Series 3 Preferred Stock (the “Purchase Agreement”)..

Each holder of record of our Series 4 Preferred Stock is entitled to 250,000,000 votes per share of Series 4 Preferred Stock, or an aggregate of 56,250,000,000 votes for all of the issued and outstanding shares of Series 4 Preferred Stock as of the Record Date; provided, that, such shares of Series 4 Preferred Stock shall, to the extent cast on the Reverse Stock Split Proposal, be automatically and without further action of the holders thereof voted in the same proportions as shares of Common Stock and Series 3 Preferred Stock are voted on the Reverse Stock Split Proposal (excluding any shares of Common Stock and Series 3 Preferred Stock that are not voted). As an example, if the holders of 50.5% of the outstanding Common Stock and Series 3 Preferred Stock voted at the Special Meeting are voted for the Reverse Stock Split Proposal, 50.5% of the votes cast by the holders of the Series 4 Preferred Stock shall be deemed to be cast for the Reverse Stock Split Proposal.

The shares of Preferred Stock are outstanding as of the Record Date. In the Purchase Agreement, the holders of the Preferred Stock agreed to vote their shares at the Special Meeting FOR the Reverse Stock Split Proposal (in the case of the Series 4 Preferred Stock only, in the same proportions as shares of Common Stock and Series 3 Preferred Stock are voted on the Reverse Stock Split Proposal).

Effective Date

The proposed Reverse Split would become effective on the date of filing of the Charter Amendment with the office of the Secretary of State of the State of Delaware unless a later effective date is set forth in the Charter Amendment. Upon the effectiveness of the Charter Amendment, shares of Common Stock issued and outstanding and shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and reclassified, automatically and without any action on the part of our stockholders, into a number of shares of Common Stock in accordance with the Approved Split Ratio set forth in this Proposal 1. If the proposed Charter Amendment is not adopted and approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the Nasdaq during regular trading hours for the five consecutive trading days immediately preceding the date of the effectiveness of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). After the Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

Upon stockholder adoption and approval of this Proposal 1, if the Board elects to implement the proposed Reverse Split, stockholders owning fractional shares will be paid out in cash for such fractional shares. For example, assuming the Board elected to consummate an Approved Split Ratio of 1:10, if a stockholder held eleven shares of Common Stock immediately prior to the Reverse Split, then, following the Reverse Split, such stockholder would be paid in cash for the one-tenth of a share of Common Stock but will maintain ownership of the one whole share of Common Stock.

Record and Beneficial Stockholders

If the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Reverse Split along with payment in lieu of any fractional shares. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal.

Until surrender, each certificate representing shares of Common Stock before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the Approved Split Ratio of the Reverse Split selected by the Board and the right to receive payment in lieu of fractional shares (if any). No new post-Reverse Split share certificates will be issued (and no cash in lieu of fractional shares (if any) will be paid) to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-REVERSE SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.0001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal 1 and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of our Common Stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

A stockholder of our Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Split. A stockholder of our Common Stock will be subject to backup withholding if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service. Stockholders of our Common Stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

In accordance with our Charter, Bylaws and Delaware law, and as further discussed above under Abstentions and Broker Non-Votes, approval and adoption of this Proposal 1 requires the affirmative (“FOR”) vote of the holders of a majority in voting power of the outstanding shares of Common Stock and Preferred Stock entitled to vote on this Proposal 1, voting together as a single class. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this Proposal 1.

Practical Effect of Abstentions and Broker Non-Votes

Please note that if you prefer that the Proposal 1 not be approved, you should cast your vote against the proposal. Approval of this Proposal 1 requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our Common Stock and Preferred Stock entitled to vote on the proposal, voting as a single class. Since the Series 4 Convertible Preferred Stock has 250,000,000 votes per share on the proposal and votes of the shares of Series 4 Preferred Stock, when cast, are automatically voted in the same proportion as the aggregate shares of Common Stock and Series 3 Preferred Stock that are voted on this proposal, the failure of a share of Common Stock or Series 3 Preferred Stock to be voted or an abstention will effectively have no impact on how the Series 4 Preferred Stock is voted. Therefore, shares of Common Stock and Series 3 Preferred Stock affirmatively voted against the proposal will have the effect of causing the proportion of Series 4 Convertible Preferred Stock voted against the proposal to increase accordingly and vice versa.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL ONE.

PROPOSAL NO. 2: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

TO THE EXTENT THERE ARE INSUFFICIENT PROXIES AT THE MEETING

TO APPROVE ANY ONE OR MORE OF THE FOREGOING PROPOSALS.

Adjournment of the Special Meeting

In the event that the number of shares of Common Stock and Preferred Stock present or represented by proxy at the Special Meeting and voting “FOR” the adoption of Proposal 1 is insufficient to approve such proposal, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of such proposal. In that event, we may ask stockholders to vote only upon the adjournment proposal and not Proposal 1. If the adjournment is for more than thirty (30) days or a new record date for the adjourned meeting is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of such proposal. Additionally, under our Bylaws, the chairperson of the meeting has the right, for any or no reason, to adjourn the Special Meeting without a vote of the stockholders and may adjourn the meeting to solicit additional proxies in favor of the adoption of such proposal.

Required Vote and Recommendation

In accordance with our Charter, Bylaws and Delaware law, and as further discussed above under Abstentions and Broker Non-Votes, approval and adoption of this Proposal 2 requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Special Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

ADDITIONAL INFORMATION

Stockholder Proposals for 2023 Annual Meeting

Any stockholder desiring to present a proposal for inclusion in the proxy statement to be acted upon at our 2023 Annual Meeting of Stockholders in accordance with Exchange Act Rule 14a-8 must ensure that the proposal is received by us at our principal executive office no later than December 12, 2022, which is 120 calendar days before April 11, 2023, the anniversary date of the proxy statement’s release to stockholders in connection with the Annual Meeting. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Sonnet BioTherapeutics Holdings, Inc., 100 Overlook Center, Suite 102, Princeton, New Jersey 08540, Attn.: Secretary.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: Sonnet BioTherapeutics Holdings, Inc., 100 Overlook Center, Suite 102, Princeton, New Jersey 08540, Attn.: Secretary or by phone at (609) 375-2227. Any stockholder who wants to receive a separate copy of this proxy statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Other Matters

At the date of this proxy statement, we know of no other matters, other than those described above, that will be presented for consideration at the Special Meeting. If any other business should come before the Special Meeting, it is intended that the proxy holders will vote all proxies in their discretion using their best judgment in the interest of the Company and the stockholders.

Solicitation of Proxies

The solicitation of proxies pursuant to this proxy statement is being made by us. Proxies may be solicited, among other methods, by mail, facsimile, telephone, telegraph, Internet and in person.

The expenses of preparing, printing and distributing this proxy statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by us.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of Common Stock and Preferred Stock for whom they hold shares, and we will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

We have engaged Alliance Advisors LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $200,000 in total. Alliance Advisors LLC will solicit proxies on our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING

VIRTUALLY, PLEASE READ THE PROXY STATEMENT AND THEN SUBMIT A PROXY TO VOTE

BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THAT

YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

By Order of the Board of Directors

/s/ Pankaj Mohan, Ph.D.
Chief Executive Officer and Chairman of the Board

August 25, 2022
Princeton, New Jersey

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

888-596-1881

Appendix A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

Sonnet BioTherapeutics Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That a resolution was duly adopted on __, 2022, by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the certificate of incorporation of the Corporation, as heretofore amended (the “Charter”) and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at a special meeting of stockholders held on September 15, 2022, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The proposed amendment, which has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, is as follows:

Article FOURTH of the Charter be and hereby is further amended by deleting the provisions following the second paragraph of Article FOURTH and inserting the following at the end of Article FOURTH:

Upon effectiveness (“Effective Time”) of this Certificate of Amendment, a one-for-[  ]1 reverse stock split (the “Reverse Split”) of the Corporation’s Common Stock shall become effective, pursuant to which each [  ] shares of Common Stock either issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (“Old Common Stock”) shall be reclassified into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (“New Common Stock”), with no corresponding reduction in the number of authorized shares of Common Stock.

No fractional shares of Common Stock will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares, will be entitled to receive cash (without interest) in lieu of fractional shares, equal to such fraction multiplied by the average of the closing sales prices of the Common Stock on the exchange the Corporation is currently trading during regular trading hours for the five consecutive trading days immediately preceding the date of the Effective Time (with such average closing sales prices being adjusted to give effect to the Reverse Split).

Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraphs as well as cash in lieu of any fractional shares of New Common Stock to which such holder may be entitled). Any certificate for one or more shares of the Old Common Stock not so surrendered shall. from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, be deemed to represent that number of whole shares of the New Common Stock into which the shares of the Old Common Stock previously represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of New Common Stock after the Effective Time upon the surrender thereof).

SECOND: That said amendment will have an Effective Time of 5:00 P.M., Eastern Time, on the filing date of this Certificate of Amendment to the Charter

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this ___ day of September, 2022.

Pankaj Mohan

President and Chief Executive Officer

1 Shall be a whole number equal to or greater than [two (2)] and equal to or lesser than [forty (40)], which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware). The Board of Directors of the Corporation shall select the Reverse Split Factor prior to the filing of the Certificate of Amendment and any amendment not setting forth the Reverse Split Factor selected by the Board of Directors and included in the Certificate of Amendment filed with the Secretary of State shall be automatically abandoned upon the filing of such Certificate of Amendment.

PROXY

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

100 Overlook Center, Suite 102
Princeton, New Jersey 08540

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS, SEPTEMBER 15, 2022

The undersigned hereby appoints Pankaj Mohan, Ph.D. and Jay Cross, and each of them, as proxies with full power of substitution, to represent and to vote as set forth herein all the shares of the common stock of Sonnet BioTherapeutics Holdings, Inc. which the undersigned is entitled to vote at the 2022 Special Meeting of Stockholders to be held virtually at **www.viewproxy.com/SONN/2022/VM** and any adjournments or postponements thereof, as designated below. **If no designation is made, the proxy, when properly executed, will be voted: (i) "FOR" Item 1, approval of an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Board, (ii) "FOR" Item 2, approval of the adjournment of the Special Meeting to the extent there are insufficient proxies at the Special Meeting to approve the foregoing proposal, and (iii) in the discretion of the proxies upon such other matter as may properly come before the Special Meeting.**

(PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held virtually on September 15, 2022. The Proxy Statement is available at: http://www.viewproxy.com/sonn/2022.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

For ☐ Against ☐ Abstain ☐

For ☐ Against ☐ Abstain ☐

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

CONTROL NUMBER

In his or her discretion, the proxy is authorized to vote upon any other matters which may properly come before the Special Meeting, or any adjournment or postponement thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Date:________________________, 2022

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Signature

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Signature (Joint Owners)

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

SCAN TO
VIEW MATERIALS & VOTE

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:
Go to www.FCRvote.com/SONN

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (866) 402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.